EXHIBIT 23.4

Deloitte &
    Touche
[GRAPHIC OMITTED]         ------------------------------------------------------
                          Deloitte & Touche LLP         Telephone (787) 759-7171
                          1200 Hato Rey Tower           Facsimile (787) 756-6340
                          268 Munoz Rivera Avenue       www.us.deloitte.com
                          San Juan, Puerto Rico 00916



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of iTract, Inc. on Form S-4 of our report dated March 3, 2000 on the consolidated financial statements of Margo Caribe, Inc. and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 and on the financial statement schedule for each of the three years in the period ended December 31, 1999 appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


/S/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
San Juan, Puerto Rico

June 30, 2000